Exhibit 21.1

Subsidiaries of the Registrant

Name	State of Incorporation or organization
Ambar Lone Star Fluid Services LLC	Texas
Current Power Solutions, Inc.	Texas
Drilling Technologies 1 LLC	Delaware
Drilling Technologies 2 LLC	Delaware
Great Plains Oilfield Rental, L.L.C.	Oklahoma
Keystone Rock & Excavation, L.L.C.	Oklahoma
MS Directional, LLC	Texas
Patterson Petroleum LLC	Texas
Patterson-UTI Drilling Canada Limited	Nova Scotia
Patterson-UTI Drilling Company LLC	Texas
Patterson-UTI Drilling International, Inc.	Delaware
Patterson-UTI Holding Company LLC	Delaware
Patterson-UTI International (Argentina) S.R.L.	Argentina
Patterson-UTI International (Colombia) Ltda. S. de R.L.	Colombia
Patterson-UTI International (Colombia) Ltda. S. de R.L.	Panama
Patterson-UTI International (Ecuador) S.A.S.	Ecuador
Patterson-UTI International Holdings (BVI) Limited	British Virgin Islands
Patterson-UTI International Holdings, Inc.	Delaware
Patterson-UTI International Holdings (Netherlands) One B.V.	The Netherlands
Patterson-UTI International Holdings (Netherlands) Two B.V.	The Netherlands
Patterson-UTI International (India) B.V.	The Netherlands
Patterson-UTI International (Kuwait) Limited	British Virgin Islands
Patterson-UTI International (Netherlands) B.V.	The Netherlands
Patterson-UTI Management Services, LLC	Delaware
Pioneer Coiled Tubing Services, LLC	Delaware
Pioneer Drilling Services, LLC	Texas
Pioneer Energy Services LLC	Delaware
Pioneer Fishing & Rental Services, LLC	Delaware
Pioneer Global Holdings, Inc.	Delaware
Pioneer Latina Group SDAD, Ltda.	Panama
Pioneer Production Services, Inc.	Delaware
Pioneer Services Holdings, LLC	Delaware
Proveedora Internacional de Taladros S.A.S	Colombia
PTL Prop Solutions, L.L.C.	Oklahoma
Seventy Seven Energy LLC	Delaware
Seventy Seven Land Company LLC	Oklahoma
Seventy Seven Operating LLC	Oklahoma
Superior QC, LLC	Delaware
Universal Pressure Pumping, Inc.	Delaware
Universal Wireline LLC	Delaware
Warrior Rig Technologies Limited	British Columbia
Warrior Rig Technologies US LLC	Delaware
Western Wisconsin Sand Company, LLC	Wisconsin